Exhibit 4.2
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	PRINCIPAL AMOUNT
No.:	$
CUSIP No.: 039584 AC 1
ARCHSTONE-SMITH OPERATING TRUST
4.00% EXCHANGEABLE SENIOR NOTE DUE 2036
     ARCHSTONE-SMITH OPERATING TRUST, a real estate investment trust organized and existing under the laws of the State of Maryland (hereinafter called the “Company,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of                                                                                          on July 15, 2036 and to pay interest on the outstanding principal amount thereon from July 14, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing on January 15, 2007, at the rate of 4.00% per annum, until the entire principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the Close of Business on the Record Date for such interest which shall be the January 1 or July 1, as the case may be, next preceding such Interest Payment Date. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of St. Paul, State of Minnesota, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) transfer to an account of the Person entitled thereto located inside the United States.
     Each Note of this series is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1994 (the “Base Indenture”), between Archstone-Smith Operating Trust (formerly known as Archstone Communities Trust and prior thereto as Security Capital Pacific Trust and Property Trust of America) (the “Company”) and Morgan Guaranty Trust Company of New York (as predecessor to State Street Bank and Trust Company, which became successor trustee pursuant to the First Supplemental Indenture, as defined below); as supplemented by the First Supplemental Indenture, dated as of February 2, 1994, between the Company and U.S. Bank National Association (the “Trustee”), as successor in interest to State Street Bank and Trust Company; as further supplemented by the Second Supplemental Indenture, dated as of August 2,

2004, between the Company and the Trustee (the “Second Supplemental Indenture”); and as further supplemented by the Third Supplemental Indenture, dated as of the date hereof, between the Company and the Trustee (the “Third Supplemental Indenture”). The Base Indenture, as supplemented by the First Supplemental Indenture and the Third Supplemental Indenture shall be referred to herein as the “Indenture.” The Second Supplemental Indenture is not applicable to the Notes. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the first page hereof, initially limited in aggregate principal amount to $400,000,000, subject to the Company’s right to increase the aggregate principal amount of such series from time to time.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Third Supplemental Indenture.
     As provided in and subject to the provisions of the Indenture, unless the principal of all of the Notes of this series at the time Outstanding shall already have become due and payable, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.
     Prior to July 18, 2011, the Company may not redeem the Notes except to preserve Archstone-Smith Trust’s status as a real estate investment trust as described in Section 3.01 of the Third Supplemental Indenture. Subject to the terms and conditions of the Indenture, on or after July 18, 2011, the Company shall have the right to redeem the Notes, in whole or from time to time in part, at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest. Any such redemption shall be upon at least 30 days’ and no more than 60 days’ notice to Holders of the Notes.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Put Right Repurchase Price, the redemption price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

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     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 6.02 of the Third Supplemental Indenture, without the consent of each Holder of an Outstanding Note affected thereby. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.
     The Notes are not subject to redemption through the operation of any sinking fund.
     Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the twentieth day after the occurrence of any Fundamental Change.
     On July 18, 2011, July 15, 2016, July 15, 2021, July 15, 2026, and July 15, 2031, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding

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the Put Right Repurchase Date. Holders shall submit their Notes for repurchase to the Paying Agent at any time from the opening of business on the date that is 25 Business Days prior to the applicable Put Right Repurchase Date until the Close of Business on the fifth Business Day prior to the Put Right Repurchase Date.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, on and after July 18, 2011, or earlier upon the occurrence of certain conditions specified in the Indenture and prior to the Close of Business on the Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof which is $1,000 or an integral multiple thereof, into cash, Common Shares or a combination thereof, in each case at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture. The initial Exchange Rate is 15.7206 shares for each $1,000 principal amount of Notes. No fractional Common Shares will be issued upon any exchange, but an adjustment in cash will be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for exchange. No adjustment shall be made for dividends or any shares issued upon exchange of such Note except as provided in the Indenture.
     Upon due presentment for registration of transfer of this Note at the office or agency of the Company, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.
     The Company, the Trustee, any Authenticating Agent, any Paying Agent, any Exchange Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the exchange hereof and for all other purposes, and neither the Company nor the Trustee nor any other Authenticating Agent nor any Paying Agent nor any other Exchange Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.
     No recourse for the payment of the principal of, or accrued and unpaid interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer, director, trustee or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

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     Terms used in this Note and defined in the Indenture are used herein as therein defined.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).
     THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE (WHICH SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Notes of this series as a convenience to the Holders of such Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.
     No Holder of Notes shall be entitled to exchange such Notes for Common Shares to the extent that receipt of such Common Shares would cause such Holder (together with such Holder’s affiliates) to exceed the applicable ownership limit contained in the declaration of trust of Archstone-Smith Trust as then in effect.
[This space intentionally left blank.]

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     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

ARCHSTONE-SMITH OPERATING TRUST
(Seal)

By:

Name:
Title:
Attest

By:

Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
     This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Authorized Officer

ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned hereby
sells, assigns and transfers unto
PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address including
Zip Code of Assignee)
the within Note of Archstone-Smith Operating Trust and hereby does irrevocably constitute and appoint

Attorney

to transfer said Note on the books of the within named Company with full power of substitution in the premises.
Dated:
NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

[FORM OF EXCHANGE NOTICE]
To: ARCHSTONE-SMITH OPERATING TRUST
     The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into cash, Common Shares or a combination thereof, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such exchange, if any, together with any check in payment of the cash in respect of the remaining Exchange Obligation (as defined in the Indenture) and for fractional shares and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if Common Shares are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
Principal amount to be exchanged (if less than all): $_____ ,000

Social Security or Other Taxpayer Identification Number

[FORM OF PUT RIGHT REPURCHASE NOTICE]
     To: ARCHSTONE-SMITH OPERATING TRUST
     The undersigned hereby requests and instructs Archstone-Smith Operating Trust to repay the entire principal amount of this Note, or a portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, on July ___, ___ in accordance with the terms of this Indenture referred to in this Note at the Put Right Repurchase Price, to the registered Holder hereof.

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $___,000 NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
     To: ARCHSTONE-SMITH OPERATING TRUST
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Archstone-Smith Operating Trust (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of this Indenture referred to in this Note, to the registered Holder hereof.

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $___,000 NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.